Exhibit 99.1

Contacts:

Jenny Swanson
Director of Investor Relations
Universal Technical Institute, Inc.
(623) 445-9351

Universal Technical Institute Announces Departure of Director

PHOENIX, Jan. 8, 2009 – Universal Technical Institute, Inc. (NYSE: UTI), a provider of technical education training, announced today the retirement of Robert D. Hartman as a director of the Company effective February 23, 2009. Mr. Hartman’s term was set to expire in February 2010. The Company’s Nominating and Corporate Governance Committee has initiated a search for a replacement to fill the vacant director position.

“As a company and a Board we have been fortunate to have received the benefit of Bob’s insights gained by his long term history with the company and education industry. Bob has provided significant contributions in his years of service both as an executive of the Company and as a Director. We thank him for his vision, leadership and dedication,” said John White, Chairman of the Company’s Board of Directors.

“Bob has been with UTI since 1979 and a valued member of our board of directors since 1985. It has been my good fortune to have worked closely with Bob throughout my career and I am grateful for the guidance and direction he has provided, both for me personally and for UTI. He will certainly be missed,” said Kimberly McWaters, President and Chief Executive Officer of UTI.

“I have enjoyed the opportunity to be part of UTI’s history and affiliated with such a special and outstanding organization. I greatly valued my time on the Board and wish the company continued success in the future,” said Robert Hartman.

About Universal Technical Institute
Universal Technical Institute Inc. is a provider of technical education training for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. The company offers undergraduate degree, diploma and certificate programs at 10 campuses across the United States, and manufacturer-sponsored advanced programs at 19 dedicated training centers. Through its campus-based school system, Universal Technical Institute offers specialized technical education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NTI). We routinely post important information about us on our website at www.uti.edu under the “Investors – Information” captions.

Safe Harbor Statement
All statements other than statements of historical fact could be deemed “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the company’s actual results include, among other things, changes to federal and state educational funding, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by the company, increased investment in management and capital resources, the effectiveness of the company’s recruiting, advertising and promotional efforts, changes to interest rates, low unemployment, general economic conditions and other risks that are described from time to time in the public filings of the company. Further information on these and other potential factors that could affect the company’s financial results or condition may be found in the company’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. The company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

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